Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – January 18, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today it will host an investor event covering its Uinta Oil Program and the Company’s Strategy and Outlook. The event will be webcast live on January 24, 2012. Details are as follows:

INVESTOR DAY – JANUARY 2012

Please join Bill Barrett Corporation via the Internet for a live webcast and slide presentation hosted by management:

Date/Time: Tuesday, January 24, 2012 at 9:30 a.m. Eastern time (7:30 a.m. Mountain time).

Webcast: Live and archived webcast available on the Company’s website homepage, accessed at www.billbarrettcorp.com under “Current Events” then click on “Investor Day – January 2012”. The slide presentation will be viewable beginning at the commencement of the webcast and will also be available on the homepage of the Company’s website.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.